Exhibit 8.1

SUBSIDIARIES OF REGISTRANT

Wholly Owned Subsidiaries:

•	China Distance Education Limited, incorporated in Hong Kong Special Administrative Region

•	Practice Enterprises Network China International Links Limited, incorporated in Hong Kong Special Administrative Region

•	Beijing Champion Distance Education Technology Co., Ltd., incorporated in the People’s Republic of China

•	Beijing Champion Education Technology Co., Ltd., incorporated in the People’s Republic of China

Consolidated Affiliated Entity:

•	Beijing Champion Hi-Tech Co., Ltd, incorporated in the People’s Republic of China

•	Beijing Caikaowang Company Limited, incorporated in the People’s Republic of China

•	Beijing Champion Wangge Education Technology Co., Ltd., incorporated in the People’s Republic of China

•	Beijing Zhengbao Yucai Education Technology Co., Ltd., incorporated in the People’s Republic of China

•	Beijing Haidian District Champion Training School, incorporated in the People’s Republic of China

•	Zhejiang Champion Xinlixiang Education Management Co., Ltd., incorporated in the People’s Republic of China